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                                                                    EXHIBIT 3.25

                            CERTIFICATE OF FORMATION
                                       OF
                       BUILDERS FIRSTSOURCE - FLORIDA, LLC

     This Certificate of Formation of Builders FirstSource - Florida, LLC (the "Company"), dated as of the 23rd day of December, 2003, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C.,
Section 18-101, et seq.).

     1. The name of the limited liability company formed hereby is Builders FirstSource - Florida, LLC.

     2. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

     3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     4. The future effective date and time of formation of the Company is 11:59 p.m. on December 31, 2003.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                           By: /s/ Jeffrey A. Wier
                                               ---------------------------------
                                               Jeffrey A. Wier,
                                               Authorized Person

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 07:56 PM 12/23/2003
                                                       FILED 07:21 PM 12/23/2003
                                                    SRV 030833313 - 3048031 FILE